Registration No. 333-264442
As filed with the Securities and Exchange Commission on June 8, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REDWIRE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3760	98-1550429
(State or Other Jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
(650) 701-7722
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Peter Cannito
President, Chief Executive Officer and Chairman
8226 Philips Highway,
Suite 101 Jacksonville,
Florida 32256
(650) 701-7722
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)
COPIES TO:
Robert M. Hayward, P.C.
Alexander M. Schwartz
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
(312) 862-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On April 22, 2022, Redwire Corporation (the “Company”) filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-264442) (as amended and supplemented, the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on May 5, 2022 and registered the offer and resale of up to 9,127,751 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by B. Riley Principal Capital, LLC (the “Selling Stockholder” or “B. Riley Principal Capital”).
This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the Registration Statement into a Registration Statement on Form S-3.
No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 8, 2023
PRELIMINARY PROSPECTUS
REDWIRE CORPORATION
Up to 9,127,751 Shares of Common Stock
This prospectus relates to the offer and resale of up to 9,127,751 shares of our common stock, par value $0.0001 per share (the “Common Stock”), by B. Riley Principal Capital, LLC (the “Selling Stockholder” or “B. Riley Principal Capital”). The shares included in this prospectus consist of shares of Common Stock that we issued or that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to a Common Stock Purchase Agreement we entered into with the Selling Stockholder on April 14, 2022 (the “Purchase Agreement”), in which the Selling Stockholder committed to purchase from us, at our direction, up to $80 million of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. Upon our execution of the Purchase Agreement on April 14, 2022, we issued 127,751 shares (“Commitment Shares”) of Common Stock to the Selling Stockholder as consideration for its irrevocable commitment to purchase shares of our Common Stock at our election in our sole discretion, from time to time, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement.
This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholder may offer or sell the securities. More specific terms of any securities that the Selling Stockholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will bear all costs, expenses and fees in connection with the registration of the Common Stock and will not receive any proceeds from the resale of the Common Stock. However, we may receive up to $80 million in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time, pursuant to the Purchase Agreement. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder.
We are registering the securities for resale pursuant to the Selling Stockholder’s registration rights under the Registration Rights Agreement, dated April 14, 2022, by and between us and the Selling Stockholder (the “Registration Rights Agreement”). Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell, as applicable, any of the securities. The Selling Stockholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDW.” On May 31, 2023, the closing sale price of our Common Stock was $2.44.
See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is              , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the securities issued to it pursuant to the Purchase Agreement and subsequently offered by it, as further described in this prospectus. We will not receive any proceeds from the resale by such Selling Stockholder of the securities offered by it described in this prospectus. However, we may receive up to $80 million in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time, pursuant to the Purchase Agreement.
Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein and the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements relate to, among other things, our future financial condition, results of operations and/or cash flows, and our projects and related timelines. There may be events in the future that our management is not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in this prospectus or incorporated by reference herein, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:
•continued economic uncertainty, including high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending or suspension of investment in new or enhanced projects;
•the failure of financial institutions or transactional counterparties, which could adversely affect our current and projected business operations and our financial condition and results of operations;
•our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;
•our inability to successfully integrate our recently completed and future acquisitions or successfully select, execute or integrate future acquisitions into the business;
•our ability to grow our business depends on the successful development and continued refinement of many of our proprietary technologies, products, and service offerings;
•competition with existing or new companies could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share;
•our projections of future financial results are based on a number of assumptions by our management, some or all of which may prove to be incorrect, and actual results may differ materially and adversely from such projections;
•adverse publicity stemming from any incident involving the Company or our competitors;
•unsatisfactory performance of our products and services could have a material adverse effect on our business, financial condition and results of operations;
•the market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential that we expect or may grow more slowly than expected;
•we may in the future invest significant resources in developing new offerings and exploring the application of our technologies for other uses and those opportunities may never materialize;
•we may not be able to convert our orders in backlog into revenue;

•a portion of our business model is related to the in-space manufacture and robotic assembly of space structures, a technology that is still in development and has not been fully validated through in-space deployment and testing;
•our reliance on third-party launch vehicles to launch our spacecraft and customer payloads into space;
•our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide;
•the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, results of operations and cash flows;
•we depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited;
•we are subject to stringent U.S. economic sanctions, and trade control laws and regulations;
•we have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties;
•if we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not be issued or be registered;
•protecting and defending against intellectual property claims could have a material adverse effect on our business;
•our level of indebtedness and the potential need for substantial funding to finance our operations, which may not be available when we need it, on acceptable terms or at all;
•we may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all;
•the reduced relative voting power of holders of our Common Stock and diluted ownership of holders of our capital stock as a result of the issuance and sale of shares of our Series A convertible preferred stock, par value $0.0001 (the “Series A Convertible Preferred Stock”);
•AE Industrial Partners and Bain Capital have significant influence over us, which could limit other investors’ ability to influence the outcome of key transactions;
•provisions in the Certificate of Designation related to our Series A Convertible Preferred Stock may delay or prevent our acquisition by a third party, which could also reduce the market price of our capital stock;
•our Series A Convertible Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our other outstanding capital stock;
•there may be sales of a substantial amount of our Common Stock by our current stockholders, and these sales could cause the price of our Common Stock to fall;
•the trading price of our Common Stock and warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Warrants”) is and may continue to be volatile;
•risks related to the actions of short sellers of our Common Stock;
•our management team has limited experience managing a public company;

•if we were to identify additional material weaknesses or other deficiencies, or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports; and
•other risks and uncertainties discussed in the section titled “Risk Factors,” in Part I, Item 1A of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and our other filings with the SEC, which are incorporated by reference herein.
Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the information incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements, which are incorporated by reference herein.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Redwire,” “we,” “us,” “our” and similar terms refer to Redwire Corporation (f/k/a Genesis Park Acquisition Corp.) and its consolidated subsidiaries.
The Company
We are a global leader in mission critical space solutions and high reliability components for the next generation space economy, with valuable intellectual property for solar power generation, in-space 3D printing and manufacturing, avionics, critical components, sensors, digital engineering and space-based biotechnology. We combine decades of flight heritage with an agile and innovative culture. Our “Heritage plus Innovation” strategy enables us to combine proven performance with new, innovative capabilities to provide our customers with the building blocks for the present and future of space infrastructure. Our mission is to accelerate humanity’s expansion into space by delivering reliable, economical and sustainable infrastructure for future generations. With decades of proven flight heritage uniquely combined with innovative products and culture, Redwire is uniquely positioned to assist our customers in solving the complex challenges of future space missions and industries. Redwire has three primary areas of focus that form our business: (1) Enabling space mission providers, such as government agencies and large prime contractors, with a broad portfolio of space infrastructure, systems, subsystems, and components; (2) providing the infrastructure and technology needed for people to permanently live and work in space; and (3) assisting international spacefaring allies in the development of organic space capabilities.
Redwire is a global leader in space infrastructure enabling space mission providers with the foundational building blocks needed for their complex space missions to succeed. Space infrastructure is critical to our terrestrial economy in areas such as telecommunications, navigation and timing, climate monitoring, weather forecasting, Earth observation, national security, and even planetary defense. Redwire does not offer full mission solutions for all these areas, but our government and marquee customers such as government agencies and large prime contractors do. We offer a broad array of products and services, many of which have been enabling space missions since the 1960s and have been flight-proven on over 200 spaceflight missions, including missions such as the GPS constellation, New Horizons and Perseverance. We are also a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization. Examples of our proprietary technologies include deployable structures, roll out solar array (“ROSA”) systems, human-rated camera systems, in-space servicing, assembly and manufacturing products, and advanced payload adapters.
We believe the space economy is at an inflection point. The reduction of launch costs over the last decade has eliminated the single largest economic barrier to entry for the expanded utilization of space, and the increasing cadence of launches provides more flexible, reliable access. This lower cost access has resulted in both the expansion and modernization of traditional national security and civil uses of space and has enticed new commercial entrants to invest substantial capital to develop new space-based business models. Our goal is to provide a full suite of infrastructure solutions, including mission-critical components, services and systems that will contribute to a dramatic expansion of the space-based economy. We believe that our products and services are the foundational building blocks essential to the growth of the space civil, commercial and national security ecosystem now and into the future.
We are headquartered in Jacksonville, Florida. Redwire was formed to fill a void in the middle market for a pure play, public space infrastructure company with scale. We are achieving this goal by combining proven space technology providers with next generation space disruptors into a single, integrated platform. The Company, in its current form, was founded in 2020 by private equity firm AE Industrial Partners Fund II, LP (“AEI Fund II”), but the heritage of the various businesses that were brought together to form Redwire stretch back decades.
We have grown organically while also continuing to integrate several acquisitions from a fragmented landscape of space-focused technology companies with innovative capabilities and deep flight heritage. Strategic acquisitions that augment our technology and product offerings are a key part of our growth strategy. We have completed nine acquisitions since March 2020, which collectively have provided us with a wide variety of complementary technologies and solutions to serve our target markets and customers.
On September 2, 2021, a merger with Genesis Park Acquisition Corp. (“GPAC”) was consummated pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2021 by and among GPAC, Shepard Merger Sub Corporation (“Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of GPAC, Cosmos Intermediate, LLC (“Cosmos”) and AE Red Holdings, LLC (formerly known as Redwire, LLC, and prior thereto as Cosmos Parent, LLC) (“Holdings”). Pursuant to the Merger Agreement, the parties completed a business combination transaction by which, (i) GPAC domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law (“DGCL”) and the Companies Act of the Cayman Islands, (ii) Merger Sub merged with and into Cosmos, with Cosmos being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Cosmos merged with and into GPAC, with GPAC being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers, GPAC was renamed Redwire Corporation.
Our principal executive offices are located at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, and our telephone number is (650) 701-7722. We maintain a website at https://redwirespace.com/ where general information about us is available. The information contained in, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part. Our Common Stock and Warrants trade on NYSE under the symbols “RDW” and “RDW.WS,” respectively.
Committed Equity Financing
On April 14, 2022, we entered into the Purchase Agreement and Registration Rights Agreement with B. Riley Principal Capital. Under the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth therein, we have the right to sell to B. Riley Principal Capital up to $80 million of shares of our Common Stock (the “Total Commitment”), from time to time during the term of the Purchase Agreement. Sales of Common Stock by us to B. Riley Principal Capital under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement which includes this prospectus with the SEC to register the resale by B. Riley Principal Capital of up to 9,127,751 shares of Common Stock, consisting of 127,751 shares of Common Stock that we issued to B. Riley Principal Capital as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement, and up to 9,000,000 shares (“Purchase Shares”) of Common Stock, including the 909,669 shares already issued by us to B. Riley Principal Capital as of May 31, 2023, and those shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital under the Purchase Agreement, from time to time after the date of this prospectus.
Upon the initial satisfaction of the conditions to B. Riley Principal Capital’s purchase obligations set forth in the Purchase Agreement (the “Commencement”) on May 16, 2022, we obtained the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the date the Commencement occurred (the “Commencement Date”), to direct B. Riley Principal Capital to purchase a specified number of shares of Common Stock (each, a “Purchase”), not to exceed the lesser of (such lesser number of shares, the “Purchase Maximum Amount”): (i) 50.0% of the average daily trading volume (or number) of shares of Common Stock traded on the NYSE for the 10 consecutive trading day period ending on (and including) the trading day immediately preceding the applicable Purchase Date (defined below) (such average daily trading volume of Common Stock for such 10 consecutive trading day period, the “Purchase Volume Reference Amount”) and (ii) 20.0% of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Purchase Valuation Period (as defined below) for such Purchase (such specified number of shares to be purchased by the

Selling Stockholder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), by timely delivering written notice to B. Riley Principal Capital (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Common Stock on the NYSE on the trading day immediately prior to such Purchase Date is not less than $1.00, subject to adjustment as set forth in the Purchase Agreement, (the “Threshold Price”) and (b) all shares of Common Stock subject to all prior purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital prior to the time we deliver such Purchase Notice to B. Riley Principal Capital.
The per share purchase price that B. Riley Principal Capital is required to pay for shares of Common Stock in a Purchase effected by us pursuant to the Purchase Agreement is determined by reference to the volume weighted average price of the Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) the official close of the regular trading session on the NYSE on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Common Stock traded on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) 0.20, and (iii) such time that the trading price of a share of Common Stock on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period.
In addition to the regular Purchases described above, we also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital to purchase, on any trading day, including the same Purchase Date on which a regular Purchase is effected (if any, although we are not required to effect an earlier regular Purchase on such trading day), a specified number of shares of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Volume Maximum”): (i) 50.0% of the same Purchase Volume Reference Amount as would be applicable to a regular Purchase, if any, on such trading day and (ii) 20.0% of the total aggregate volume of shares of our Common Stock traded on the NYSE during the applicable “Intraday Purchase Valuation Period” (determined in the same manner as for a regular Purchase) for such Intraday Purchase (such specified number of shares, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital of an irrevocable written purchase notice, after 10:00 a.m., Eastern time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to 1:30 p.m., Eastern time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases by B. Riley Principal Capital under the Purchase Agreement have been received by B. Riley Principal Capital prior to the time such Intraday Purchase Notice is delivered by us to B. Riley Principal Capital.
The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital in an Intraday Purchase pursuant to the Purchase Agreement, if any, is calculated in the same manner as in the case of a regular Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date is calculated over different periods during the regular trading session on the NYSE on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
There is no upper limit on the price per share that B. Riley Principal Capital could be obligated to pay for the Common Stock we may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, is equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
We control the timing and amount of any sales of Common Stock to B. Riley Principal Capital. Actual sales of shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for its business and its operations.
Under the applicable NYSE rules, in no event may we issue to B. Riley Principal Capital under the Purchase Agreement more than 12,531,903 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules. The Exchange Cap is not applicable to issuances and sales of Common Stock pursuant to Purchases and Intraday Purchases that we may effect pursuant to the Purchase Agreement, to the extent such shares of Common Stock are sold in such Purchases and Intraday Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the NYSE) of the Common Stock, calculated at the time such Purchases and Intraday Purchases (as applicable) are effected by us under the Purchase Agreement, if any, as adjusted to take into account our issuance of the Commitment Shares to B. Riley Principal Capital for non-cash consideration. Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in B. Riley Principal Capital beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Cap”).
The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to B. Riley Principal Capital. We intend to use the net proceeds from the Purchase Agreement to further support our growth strategy through initiatives such as accretive acquisitions and internal investments, to bolster working capital and/or for general corporate purposes.
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than, with certain exceptions, a prohibition on entering into certain types of “dilutive” equity transactions during the period beginning on the trading day immediately prior to any Purchase or Intraday Purchase, and ending on the fifth trading day after the full settlement thereof under the Purchase Agreement, and a prohibition on effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.
B. Riley Principal Capital has agreed that none of B. Riley Principal Capital, its officers, its sole member or any entity managed or controlled by B. Riley Principal Capital or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date of the Commencement, (ii) the date on which B. Riley Principal Capital shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $80 million, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving we have been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to B. Riley Principal Capital. B. Riley Principal Capital has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to us upon the occurrence of certain events set forth in the Purchase Agreement. We and B. Riley Principal Capital may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase or Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital.
As consideration for B. Riley Principal Capital’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued the Commitment Shares to B. Riley Principal Capital.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties.
We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might ultimately issue to B. Riley Principal Capital under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $80 million of shares of our Common Stock to the Selling Stockholder, only 9,127,751 shares of our Common Stock are being registered for resale by the Selling Stockholder under this prospectus, which represents (i) the 127,751 Commitment Shares that we issued to B. Riley Principal Capital on April 14, 2022 under the Purchase Agreement and (ii) up to 9,000,000 shares of Common Stock, including the 909,669 shares already issued by us to B. Riley Principal Capital as of May 31, 2023, and those shares that may be issued to B. Riley Principal Capital, if and when we elect to sell shares to B. Riley Principal Capital under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares to B. Riley Principal Capital under the Purchase Agreement, we may need to register additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $80 million Total Commitment available to us under the Purchase Agreement. If all of the 9,127,751 shares offered by B. Riley Principal Capital for resale under this prospectus were issued and outstanding on May 31, 2023, such shares would represent approximately 12.6% of the total number of outstanding shares of Common Stock and approximately 31.0% of the total number of outstanding shares of Common Stock held by non-affiliates of our company (each without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding). If we elect to issue and sell more than the 9,127,751 shares offered under this prospectus to B. Riley Principal Capital, which we have the right, but not the obligation, to do, we must first register any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by B. Riley Principal Capital is dependent upon the number of shares we may elect to sell to B. Riley Principal Capital under the Purchase Agreement.
Issuances of our Common Stock to B. Riley Principal Capital and the resale thereof will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to B. Riley Principal Capital.

The Offering

Issuer	Redwire Corporation

Shares of Common Stock Offered by the Selling Stockholder
Up to 9,127,751 shares, consisting of (i) 127,751 Commitment Shares that we issued to the Selling Stockholder upon execution of the Purchase Agreement in consideration of its commitment to purchase shares of Common Stock at our election under the Purchase Agreement; and (ii) up to 9,000,000 shares, including the 909,669 shares already issued by us to B. Riley Principal Capital as of May 31, 2023, and those shares we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement from time to time.

Shares of Common Stock Outstanding	64,445,106 (as of May 31, 2023, without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding).

Shares of Common Stock Outstanding After Giving Effect to the Issuance of the Shares Registered Hereunder	72,535,437 shares of Common Stock (without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding).

Use of Proceeds
We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $80 million in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion.
We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder under the Purchase Agreement to further support our growth strategy through initiatives such as accretive acquisitions and internal investments, to bolster working capital and/or for general corporate purposes. We continue to believe that opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. However, we do not have binding commitments or agreements for any specific acquisitions at this time. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Stock under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds. See the section titled “Use of Proceeds.”

Market for Common Stock and Warrants	Our Common Stock and Warrants are currently traded on NYSE under the symbols “RDW” and “RDW WS,” respectively.

Risk Factors	See “Risk Factors” and other information incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and in this section, you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties included herein and incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to the Offering
It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder.
On April 14, 2022, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $80 million of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over an approximately 24-month period commencing on the Commencement Date. As of May 31, 2023, we have sold 909,669 shares of our Common Stock for net proceeds of $3.0 million pursuant to the Purchase Agreement.
We generally have the right to control the timing and amount of any sales of our shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement. Sales of our Common Stock, if any, to B. Riley Principal Capital under the Purchase Agreement depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital all or only a portion of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by B. Riley Principal Capital may cause the public trading price of our Common Stock to decrease.
Because the purchase price per share to be paid by B. Riley Principal Capital for the shares of Common Stock that we may elect to sell to B. Riley Principal Capital under the Purchase Agreement will fluctuate based on the market prices of our Common Stock during the applicable purchase valuation period for each purchase made pursuant to the Purchase Agreement, it is not possible for us to predict, as of the date of this filing and prior to any such sales, the number of shares of Common Stock that we will ultimately sell to B. Riley Principal Capital under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital under the Purchase Agreement.
Moreover, although the Purchase Agreement provides that we may, in our discretion, from time to time during the term of the Purchase Agreement, direct B. Riley Principal Capital to purchase shares of our Common Stock from us, for a maximum aggregate purchase price of up to $80.0 million, only 9,127,751 shares of Common Stock of which 127,751 represent the commitment shares we issued to B. Riley Principal Capital upon our execution of the Purchase Agreement on April 14, 2022) are being registered for resale under the registration statement that includes this prospectus. Accordingly, only 9,000,000 of such shares represent shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital, from time to time under the Purchase Agreement. As of May 31, 2023, shares available for purchase under the committed equity facility were 8,090,331. Assuming all of the shares available and offered for resale by B. Riley Principal Capital were sold by us to B. Riley Principal Capital for the per share price of $2.44 (which represents the official closing price of our Common Stock on the NYSE on

May 31, 2023), less a 3.0% discount (the same fixed percentage discount that will be used to calculate the applicable per share purchase price for shares of Common Stock that we may elect to sell to B. Riley Principal Capital under the Purchase Agreement), we would only receive aggregate gross proceeds of approximately $21.3 million. Therefore, because the market prices of our Common Stock fluctuates, the actual purchase prices to be paid by B. Riley Principal Capital for shares of our Common Stock that we direct it to purchase under the Purchase Agreement, also fluctuate because they will be based on such fluctuating market prices of our Common Stock. In order to receive aggregate gross proceeds equal to B. Riley Principal Capital’s $80 million total aggregate purchase commitment under the Purchase Agreement, we would have to register additional shares of Common Stock.
In addition, under the applicable NYSE rules, in no event may we issue to B. Riley Principal Capital more than 12,531,903 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement, without stockholder approval. As a result, if it becomes necessary for us to issue and sell to B. Riley Principal Capital an aggregate number of shares that would exceed the limit of 12,531,903 shares (excluding certain issuances), then before we could issue any shares of Common Stock in excess of the cap share issuance limit under the Purchase Agreement, we would also need to obtain the requisite stockholder approval.
Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock could cause additional substantial dilution to our stockholders.
Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.
The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.
The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.
If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $80 million aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley Principal Capital pursuant to the Purchase Agreement. The net proceeds from sales under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.
We expect to use any proceeds that we receive under the Purchase Agreement to further support our growth strategy through initiatives such as accretive acquisitions and internal investments, to bolster working capital and/or for general corporate purposes. We continue to believe that opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. However, we do not have binding commitments or agreements for any specific acquisitions at this time. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Stock under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

COMMITTED EQUITY FINANCING
On April 14, 2022, we entered into the Purchase Agreement and the Registration Rights Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth therein, we have the right, in our sole discretion, to sell to the Selling Stockholder up to $80 million of shares of our Common Stock (subject to the limitations set forth in the Purchase Agreement), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register the resale by the Selling Stockholder of up to 9,127,751 shares of Common Stock, consisting of (i) 127,751 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, and (ii) up to 9,000,000 Purchase Shares, including the 909,669 shares already issued by us to B. Riley Principal Capital as of May 31, 2023, and those shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from under the Purchase Agreement.
We did not have the right to commence any sales of our Common Stock to the Selling Stockholder under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to the Selling Stockholder’s purchase obligations set forth in the Purchase Agreement were initially satisfied. Subject to the continued satisfaction of conditions set forth in the Purchase Agreement, we obtained the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, to direct the Selling Stockholder to purchase a specified amount of shares of Common Stock, not to exceed the Purchase Maximum Amount (and subject to certain additional limitations set forth in the Purchase Agreement) by timely delivering Purchase Notices and/or Intraday Purchase Notices to the Selling Stockholder on certain trading days we select as Purchase Dates for such purchases in accordance with the terms of the Purchase Agreement.
Subject to the continued satisfaction of conditions set forth in the Purchase Agreement, we control the timing and amount of any sales of Common Stock to the Selling Stockholder. Actual sales of shares of our Common Stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our business and its operations.
Under the applicable NYSE rules, in no event may we issue to the Selling Stockholder under the Purchase Agreement more than the Exchange Cap of 12,531,903 shares of our Common Stock, which number of shares is equal to 19.99% of the shares of our Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules. The Exchange Cap is not applicable to issuances and sales of Common Stock pursuant to Purchases and Intraday Purchases that we may effect pursuant to the Purchase Agreement, to the extent such shares of Common Stock are sold in such Purchases and Intraday Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the NYSE) of the Common Stock, calculated at the time such Purchases and Intraday Purchases (as applicable) are effected by us under the Purchase Agreement, if any, as adjusted to take into account our issuance of the Commitment Shares to B. Riley Principal Capital for non-cash consideration. Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in B. Riley Principal Capital beneficially owning more than the Beneficial Ownership Cap.
Neither we nor B. Riley Principal Capital may assign or transfer any of our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

As consideration for the Selling Stockholder’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 127,751 Commitment Shares to the Selling Stockholder.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Purchase of Common Stock Under the Purchase Agreement
Purchases
We obtained the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, to direct B. Riley Principal Capital to purchase a specified amount of shares of Common Stock, not to exceed the applicable Purchase Maximum Amount calculated in accordance with the Purchase Agreement (such specified number of shares to be purchased by the Selling Stockholder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley Principal Capital, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Purchase, so long as:
•the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price (subject to adjustment as set forth in the Purchase Agreement); and
•all shares of Common Stock subject to all prior Purchases and prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital.
The per share purchase price that B. Riley Principal Capital will be required to pay for shares of Common Stock in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, except that the VWAP used to determine the purchase price for shares of Common Stock to be purchased in an Intraday Purchase will be equal to the VWAP, calculated in accordance with the Purchase Agreement, for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase, less a fixed 3.0% discount to the VWAP for such Intraday Purchase Valuation Period. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on the NYSE on such Purchase Date, beginning 30 minutes after the latest to occur of:
•such time that the applicable Intraday Purchase Notice is timely received by B. Riley Principal Capital;
•such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•the official close of the regular trading session on the NYSE on such Purchase Date;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•such time that the total aggregate number (or volume) of shares of Common Stock traded on the NYSE during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement)

reaches the Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (i) the applicable Intraday Purchase Share Amount for such Intraday Purchase by (ii) 0.20; and
•such time that the trading price of a share of Common Stock on the NYSE during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold specified by us in the Intraday Purchase Notice for such Intraday Purchase (or a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Intraday Purchase, if we do not specify a different Minimum Price Threshold for such Intraday Purchase in such Intraday Purchase Notice).
We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital prior to 1:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, including the same Purchase Date on which an earlier regular Purchase was effected by us (as applicable), although we are not required to effect an earlier regular Purchase on a Purchase Date in order to effect an Intraday Purchase on such Purchase Date, provided that the Purchase Valuation Period for any such earlier regular Purchase effected on the same Purchase Date as such Intraday Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such Intraday Purchase (if any) have ended prior to 1:30 p.m., New York City time, on such Purchase Date, so long as all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement, including those effected earlier on the same Purchase Date as such Intraday Purchase, have been received by B. Riley Principal Capital prior to the time we deliver to B. Riley Principal Capital a new Intraday Purchase Notice to effect an Intraday Purchase on the same Purchase Date as a regular Purchase and/or Intraday Purchase effected by us earlier on such Purchase Date.
The terms and limitations that will apply to each subsequent Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital in each subsequent Intraday Purchase effected on the same Purchase Date as an earlier regular Purchase (as applicable) and/or earlier Intraday Purchase effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital in any such Purchase or Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase and/or Intraday Purchase, the Selling Stockholder will provide us with a written confirmation for such Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by the Selling Stockholder for the shares of Common Stock purchased by the Selling Stockholder in such Purchase and/or Intraday Purchase, as applicable.
The payment for, against delivery of, shares of Common Stock purchased by the Selling Stockholder in a Purchase and any Intraday Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase and Intraday Purchase, as set forth in the Purchase Agreement.

Conditions to Commencement and Each Purchase
The Selling Stockholder’s obligation to accept Purchase Notices and Intraday Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “VWAP Purchase Commencement Time” or “Intraday VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase or Intraday Purchase, respectively, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Stockholder’s control, which conditions include the following:
•the accuracy in all material respects of the representations and warranties made by us in the Purchase Agreement;
•Our having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;
•the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Selling Stockholder under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and the Selling Stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);
•the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;
•there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;
•this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;
•trading in the Common Stock shall not have been suspended by the SEC or the NYSE, we shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the NYSE shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

•we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the NYSE (or if the Common Stock is not then listed on the NYSE, on any Eligible Market), subject only to notice of issuance;
•no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•the absence of any bankruptcy proceeding against us commenced by a third party, and we shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and
•the receipt by the Selling Stockholder of the legal opinions and negative assurances, and bring-down legal opinions and negative assurances as required under the Purchase Agreement.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•the first day of the month next following the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part;
•the date on which the Selling Stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $80 million;
•the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or any other Eligible Market for a period of one (1) trading day;
•the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and
•the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) trading days’ prior written notice to the Selling Stockholder. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent. In any case, no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement.

The Selling Stockholder also has the right to terminate the Purchase Agreement upon five (5) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•the occurrence of a Material Adverse Effect (as such term is defined in the Purchase Agreement);
•the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;
•the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as such terms are defined in the Registration Rights Agreement), or if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) trading days after notice of such breach or default is delivered to us;
•the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the Selling Stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of the Selling Stockholder;
•trading in the Common Stock on the NYSE (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of 5 consecutive trading days; or
•the Company is in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 trading days after notice of such breach or default is delivered to the Company.
No termination of the Purchase Agreement by us or by the Selling Stockholder will become effective prior to the fifth trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.
No Short-Selling or Hedging by the Selling Stockholder
The Selling Stockholder has agreed that none of the Selling Stockholder, its officers, its sole member or any entity managed or controlled by the Selling Stockholder or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.
Prohibition of “Dilutive Issuances” During Pending Purchases and Certain Variable Rate Transactions
Subject to certain specified exceptions in the Purchase Agreement, there are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than:
•a prohibition on entering into certain types of “dilutive” equity transactions during the period beginning on the trading day immediately prior to any Purchase or Intraday Purchase, and ending on the fifth trading day after the full settlement thereof under the Purchase Agreement (such transactions include the issuance of Common Stock at a price, the issuance of securities convertible into or exercisable for Common Stock with a conversion or exercise price, respectively, that is less than the per share purchase price that B. Riley Principal Capital is required to pay for shares of Common Stock pursuant to such pending Purchase Notice or such pending Intraday Purchase Notice, as applicable), and
•a prohibition on effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.
Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders
All shares of Common Stock that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.
When we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the market prices of our Common Stock during the applicable Purchase Valuation Period for each Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the ultimate number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. If all of the 9,127,751 shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of May 31, 2023, such shares would represent approximately 12.6% of the total number of outstanding shares of Common Stock and approximately 31.0% of the total number of outstanding shares held by non-affiliates (each without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding).
Although the Purchase Agreement provides that we may, in our discretion, from time to time during the term of the Purchase Agreement, direct the Selling Stockholder to purchase shares of our Common Stock from us in one or more Purchases under the Purchase Agreement, for a maximum aggregate purchase price of up to $80 million, only 9,127,751 shares of Common Stock (127,751 of which represent the Commitment Shares we issued to the Selling Stockholder upon signing the Purchase Agreement as payment of a commitment fee for the Selling Stockholder’s obligation to purchase shares of our Common Stock under the Purchase Agreement) are being registered for resale under the registration statement that includes this prospectus. Accordingly, only 9,000,000 of such shares represent Purchase Shares, including the 909,669 shares already issued by us to B. Riley Principal Capital as of May 31, 2023, and those shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital, from time to time under the Purchase Agreement. Assuming all of the 9,000,000 Purchase Shares offered for resale by the Selling Stockholder under this prospectus were sold by us to the Selling Stockholder for per share price of $2.44 (which represents the official closing price of our Common Stock on the NYSE on May 31, 2023), less a 3.0% discount (the same fixed percentage discount that will be used to calculate the applicable per share purchase price for shares of Common Stock that we may elect to sell to B. Riley Principal Capital under the Purchase Agreement), we would only receive aggregate gross proceeds of approximately $21.3 million, which is substantially less than the $80 million total aggregate purchase commitment of B. Riley Principal Capital available to us under the Purchase Agreement. However, because the market prices of our Common Stock may fluctuate from time to time and, as a result, the actual purchase prices to be paid by the Selling Stockholder for shares of our Common Stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of our Common Stock, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus to the Selling Stockholder under the Purchase Agreement in order to receive aggregate gross proceeds equal to the Selling Stockholder’s $80 million total aggregate purchase commitment under the Purchase Agreement.
If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares of our Common Stock than are being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $80 million from sales of our Common Stock to B. Riley Principal Capital under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell to B. Riley Principal Capital from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective under the Securities Act before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. In addition, if it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement an aggregate number of shares that would exceed the Exchange Cap share issuance limit of 12,531,903 shares (excluding any issuances and sales of Common Stock pursuant to the Purchase Agreement at a price equal to or in excess of the applicable “minimum price” for the Common Stock calculated in accordance with applicable NYSE listing rules, adjusted to take into account our issuance of the Commitment Shares for non-cash consideration, which shares will not count against the Exchange Cap share issuance limit), then before we could issue any shares of Common Stock in excess of the Exchange Cap share issuance limit under the Purchase Agreement (assuming such shares do not qualify for exclusion from the Exchange Cap share limit because they were sold at a price exceeding the adjusted “minimum price” referred to above), we would also need to obtain the requisite stockholder approval to issue any such shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE listing rules. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock we ultimately sell to the Selling Stockholder under the Purchase Agreement.
The issuance of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares of Common Stock to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)(2)	Percentage of Outstanding Shares After Giving Effect to the Selling Stockholder(3)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement
$2.00	9,000,000	12.4%	$18,000,000
$3.00	9,000,000	12.4%	$27,000,000
$4.00	9,000,000	12.4%	$36,000,000
$5.00	9,000,000	12.4%	$45,000,000
$6.00	9,000,000	12.4%	$54,000,000
$7.00	9,000,000	12.4%	$63,000,000
$8.00	9,000,000	12.4%	$72,000,000
__________________
(1)Although the Purchase Agreement provides that we may sell up to $80 million of our Common Stock to the Selling Stockholder, we are only registering 9,000,000 shares of Common Stock that we ultimately may sell to the Selling Stockholder under the Purchase Agreement (excluding the 127,751 Commitment Shares). Of the 9,000,000 shares of Common Stock, 909,669 shares were already issued by us to B. Riley Principal Capital as of May 31, 2023.
(2)Does not include the 127,751 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of Common Stock under the Agreement. The number of shares of Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Stockholder under the Purchase Agreement, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Stockholder under this prospectus (excluding the 127,751 Commitment Shares), without regard for the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.
(3)The denominator is based on 64,445,106 shares outstanding as of May 31, 2023, without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding (which includes the 127,751 Commitment Shares we authorized issuance of to the Selling Stockholder on April 14, 2022 and 909,669 shares of Common Stock already issued to B. Riley Principal Capital as of May 31, 2023), adjusted to include the issuance of the number of shares set forth in the second column (minus 909,669 shares of Common Stock already issued to the Selling Stockholder as of May 31, 2023) that we would have sold to the Selling Stockholder, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock set forth in the second column.

SELLING STOCKHOLDER
This prospectus relates to the offer and sale by B. Riley Principal Capital of up to 9,127,751 shares of Common Stock that have been and may be issued by us to B. Riley Principal Capital, from time to time, under the Purchase Agreement. For additional information regarding the shares of Common Stock included in this prospectus, see the section titled “Committed Equity Financing.” We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, B. Riley Principal Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means B. Riley Principal Capital, LLC and the pledgees, donees, or other transferees who later come to hold any of the Common Stock other than through a public sale, including through a distribution by such Selling Stockholder to its members.
The table below presents information regarding the Selling Stockholder and the shares of Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder as of April 18, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them. Except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 64,445,106 shares of our Common Stock outstanding on May 31, 2023 (without giving effect to the potential conversion of the Series A Convertible Preferred Stock or Warrants outstanding). Because the purchase price to be paid by the Selling Stockholder for shares of Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more purchases from time to time under the Purchase Agreement will be determined on the applicable purchase dates for such purchases, the actual number of shares of Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent		Number	Percent
B. Riley Principal Capital, LLC(2)	127,751	*	9,127,751(3)	—	—
__________________
*    Represents beneficial ownership of less than 1%.
(1)Represents the 127,751 shares of Common Stock we issued to B. Riley Principal Capital upon our execution of the Purchase Agreement on April 14, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases and the Intraday Purchases of Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to B. Riley Principal Capital to the extent such shares, when aggregated with all other shares of our

Common Stock then beneficially owned by B. Riley Principal Capital, would cause B. Riley Principal Capital’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than the Base Price (defined in the Purchase Agreement as a price equal to the sum of (i) the “minimum price” of the Common Stock calculated in accordance with applicable NYSE listing rules at the time of each Purchase and Intraday Purchase, if any, we elect to make under the Purchase Agreement and (ii) $0.0698 per share), such that the Exchange Cap limitation would not apply to such sales of Common Stock under applicable NYSE rules. Neither the Beneficial Ownership Cap nor the Exchange Cap (to the extent applicable under NYSE rules) may be amended or waived under the Purchase Agreement.
(2)The business address of B. Riley Principal Capital, LLC (“BRPC”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. BRPC’s principal business is that of a private investor. The sole member of BRPC is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). An Investment Committee of BRPC (the “BRPC Investment Committee”), which is composed of three members appointed by BRPI, has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC. All decisions with respect to the voting and disposition of securities beneficially owned, directly, by BRPC are made exclusively by majority vote of the BRPC Investment Committee, each member of the BRPC Investment Committee having one vote, and no single member of the BRPC Investment Committee has any ability to make any such decisions unilaterally or any veto power with respect to decisions that are made by the vote of a majority of the members of the BRPC Investment Committee. The sole voting and investment powers of the BRPC Investment Committee over securities beneficially owned, directly, by BRPC are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC. We have been advised that neither BRPI nor BRPC is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer, and that none of the BRPC Investment Committee members is a registered FINRA member or an associated person of a FINRA member or an independent broker-dealer.
(3)Includes the 9,000,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital under the Purchase Agreement from time to time, of which 909,669 of such Purchase Shares have previously been issued to B. Riley Principal Capital pursuant to the terms of the Purchase Agreement (the “Issued Shares”). When we do elect to sell shares of our Common Stock to B. Riley Principal Capital pursuant to the Purchase Agreement, after B. Riley Principal Capital has acquired such shares, B. Riley Principal Capital may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, the Company cannot accurately determine the amount of Issued Shares held by B. Riley Principal Capital at any given time, or the amount of Issued Shares that have been resold by B. Riley Principal Capital.

PLAN OF DISTRIBUTION
The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder, B. Riley Principal Capital, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our Common Stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
B. Riley Principal Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
B. Riley Principal Capital has informed us that it anticipates using, but is not required to use, B. Riley Securities, Inc., a registered broker-dealer and FINRA member, as a broker to effectuate resales, if any, of our Common Stock acquired from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales of such Common Stock that acquired from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding B. Riley Securities, Inc., may receive commissions from B. Riley Principal Capital for executing such resales for B. Riley Principal Capital and, if so, such commissions will not exceed customary brokerage commissions.
Except as set forth above, we know of no existing arrangements between B. Riley Principal Capital and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock by non-U.S. Holders. All prospective holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our Common Stock. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as “the Code,” existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as “the IRS,” and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our Common Stock.
This discussion is limited to non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.
For purposes of this discussion, a “non-U.S. Holder” means a beneficial owner of our Common Stock that is neither a “U.S. person” (as defined below) nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. person” means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our Common Stock that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding of United States federal income tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:
•the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
•the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or the non-U.S. Holder’s holding period for, our Common Stock.
Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate), as adjusted for certain items. Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
With respect to the third bullet point above, the Company believes that it is not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether it is a USRPHC depends on the fair market value of its U.S. real property relative to the fair market value of its other business assets, there can be no assurance that the Company will not become a USRPHC in the future. Even if it becomes a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, our Common Stock will be treated as U.S. real property interests only if a non-U.S. Holder actually or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of (i) the five-year period preceding such non-U.S. Holder’s disposition of its shares of our Common Stock, or (ii) such non-U.S. Holder’s holding period for its shares of our Common Stock.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our Common Stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity certifies certain information regarding their direct and indirect U.S. owners.
Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.
We will not pay any additional amounts to non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. Holder may be eligible for refunds or credits of such taxes.
Information Reporting and Backup Withholding.
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable or successor form), or the holder otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Company’s Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part. The Company urges you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Delaware law.
General
The Company’s authorized capital stock consists of 500,000,000 shares of Common Stock, and 100,000,000 shares of preferred stock (the “Preferred Stock”), which number includes the currently issued and outstanding shares of Series A Convertible Preferred Stock.
Common Stock
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Company’s Preferred Stock or any class or series of stock having a preference over or the right to participate with the Company’s Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Company’s Common Stock out of the assets of the Company that are legally available for this purpose at such times and in such amounts as the Company’s board of directors (our “Board”) in its discretion shall determine.
Voting Rights
Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights.
Preemptive Rights
The Company’s Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.
Conversion or Redemption Rights
The Company’s Common Stock is neither convertible nor redeemable.
Liquidation Rights
Upon liquidation, the holders of the Company’s Common Stock are entitled to receive pro rata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the Company’s Preferred Stock then outstanding.
Preferred Stock
The Company’s Board may, without further action by the Company’s stockholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Company’s Common Stock. Satisfaction of any dividend preferences of outstanding shares of the Company’s Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of the Company’s Preferred Stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of the Company’s Common Stock.
Under certain circumstances, the issuance of shares of the Company’s Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Company’s Board may issue shares of the Company’s Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s Common Stock.
Series A Convertible Preferred Stock
On October 27, 2022, the Board authorized the issuance of 88,000 shares of the Company’s Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is governed by the Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), which became effective on January 5, 2023. The Series A Convertible Preferred Stock may not be transferred to any unaffiliated person of the purchasers for twelve (12) months following the closing date of the applicable investment agreement, subject to certain exceptions, including that BCC Redwire Aggregator, LP (“Bain Capital”), AEI Fund II and certain of its affiliates (collectively, “AEI”) may transfer shares to each other. Bain Capital and AEI have been provided customary preemptive rights with respect to the Series A Convertible Preferred Stock for so long as each holder has record and beneficial ownership of at least 25% of the shares of Series A Convertible Preferred Stock initially issued to them (“25% Beneficial Ownership Requirement”). After the seventh anniversary of their respective closing dates, for so long as each holder has record and beneficial ownership of at least 50% of the shares of Series A Convertible Preferred Stock initially issued to them (“50% Beneficial Ownership Requirement”), Bain Capital and AEI may each cause the Company to retain an investment banker to identify and conduct a potential sale of the Company.
The holders of Series A Convertible Preferred Stock are entitled to vote with the holders of Common Stock, on an as-converted basis. The holders of Series A Convertible Preferred Stock have the right, at their option and at any time, to convert their shares of Series A Convertible Preferred Stock into shares of Common Stock. The number of shares of Common Stock received upon such a conversion is determined by dividing the applicable accrued value by the applicable conversion price, which is initially equal to $3.05, but may be adjusted for certain dilutive events (“Conversion Price”). Each share of Series A Convertible Preferred Stock will mandatorily convert if (a) the Company’s market capitalization exceeds $600 million for at least 20 trading days (whether or not consecutive) during any consecutive 30 trading day period, (b) our trailing 12 month adjusted EBITDA (calculated in the same manner as the presentation of “Adjusted EBITDA” in our most recent earnings release filed with the SEC) exceeds $35 million, (c) the daily volume-weighted average price of the Common Stock exceeds two times the Conversion Price for at least 20 trading days (whether or not consecutive) during any consecutive 30 trading day period and (d) certain liquidity conditions are met with respect to the Common Stock.
The Company is required to make an offer to repurchase the outstanding Series A Convertible Preferred Stock upon a fundamental change for an amount in cash equal to the greater of (a) the applicable accrued value plus, if prior to the five year anniversary of the initial issue date, the aggregate amount of all dividends that would have been paid in respect of an outstanding share of such Series A Convertible Preferred Stock from the repurchase date through the fifth anniversary of the initial issue date and (b) the amount that such holder would have received in such fundamental change with respect to such share of Series A Convertible Preferred Stock if all shares of Series A Convertible Preferred Stock had been converted into shares of Common Stock.
The dividend and liquidation rights of the Series A Convertible Preferred Stock rank senior to the Common Stock and any other series of Preferred Stock, and each other class or series of capital stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Convertible Preferred Stock as to dividend or liquidation rights (“Junior Securities”). Upon a liquidation, prior to any distribution to holders of Junior Securities, holders of the Series A Convertible Preferred Stock are entitled to receive the greater of (a) the greater of (i) two times the initial value of the Series A Convertible Stock owned by such holder and (ii) the accrued value of such shares of Series A Convertible Preferred Stock as of the date of such liquidation and (b) the amount that such holder would have received with respect to such shares of Series A Convertible Preferred Stock if all shares of Series A Convertible Preferred Stock had been converted at their accrued value into shares of Common Stock.

Cumulative dividends on each share of Series A Convertible Preferred Stock will accrue on the initial value of each share from and after the applicable issue date and will compound on a semi-annual basis on each dividend payment date. Such dividends can be paid in either cash or in kind in the form of additional shares of Series A Convertible Preferred Stock (such payment in kind, “PIK”), at the Company’s option, subject to certain exceptions. If no election is made by the Company, such dividend shall be paid in the form of PIK; provided that for any dividend paid following the seven year and six month anniversary of the initial issue date, such dividend shall be paid in cash. If paid in cash, such dividends will be paid at a rate of 13% per annum, subject to certain adjustments and exceptions or, if the Company issues PIK dividends, at a rate of 15% per annum, subject to certain adjustments and exceptions. If dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for three or more dividend periods (whether or not consecutive) ending after the seven year and six month anniversary of the initial issue date, the holders of Series A Convertible Preferred Stock are entitled to vote for the election of two additional members to the Board.
Each holder of Series A Convertible Preferred Stock has been given certain registration rights pursuant to the Registration Rights Agreement, dated October 28, 2022, by and among the Company, Bain Capital, AEI and the other parties thereto.
Warrants
Public Warrants
Each whole warrant (“Warrant”) entitles the registered holder to purchase one whole share of the Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 24, 2021. Pursuant to the warrant agreement, dated November 23, 2020, between GPAC and Continental Stock Transfer & Trust Company, as warrant agent (as may be amended, supplemented or otherwise modified from time to time, the “Warrant Agreement”), a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. The Warrants will expire on September 2, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of its Common Stock pursuant to the exercise for cash of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Company’s Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Warrant will be exercisable and the Company will not be obligated to issue shares of its Common Stock upon exercise of a Warrant unless the Company’s Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the Warrants.
The Company may call the Warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per Warrant;
•upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and
•if, and only if, the reported last sale price of the Company’s Common Stock (or the closing bid price of the Company’s Common Stock in the event shares of the Company’s Common Stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the Warrant holders.
If and when the Warrants become redeemable, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Company’s Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
If the Company calls the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of the Company’s Common Stock issuable upon the exercise of the Company’s Warrants. If the Company’s management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call the Company calls its Warrants for redemption and the Company’s management does not take advantage of this option, GPAC’s sponsor, Genesis Park Holdings, a Cayman Islands limited liability company and its permitted transferees (“GNPK”) would still be entitled to exercise their private placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of the Company’s Common Stock is increased by a stock dividend payable in shares of the Company’s Common Stock, or by a split-up of shares of the Company’s Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of the Company’s Common Stock. A rights offering to holders of the Company’s Common Stock entitling holders to purchase shares of the Company’s Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of the Company’s Common Stock equal to the product of (i) the number of shares of the Company’s Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Company’s Common Stock) and (ii) one minus the quotient of (x) the price per share of the Company’s Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (A) if the rights offering is for securities convertible into or exercisable for the Company’s Common Stock, in determining the price payable for the Company’s Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (B) fair market value means the volume weighted average price of the Company’s Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of the Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of outstanding shares of the Company’s Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Company’s Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of the Company’s Common Stock.
Whenever the number of shares of the Company’s Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Company’s Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of the Company’s Common Stock (other than those described above or that solely affects the par value of such shares of the Company’s Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Company’s Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Company’s Common Stock in such a transaction is payable in the form of the Company’s Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.
The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding public Warrants to make any change that adversely affects the interests of the registered holders of public Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of the Company’s Common Stock and any voting rights until they exercise their Warrants and receive shares of the Company’s Common Stock. After the issuance of shares of the Company’s Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of the Company’s Common Stock. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of the Company’s Common Stock to be issued to the Warrant holder.
Private Placement Warrants
The private placement Warrants are not redeemable by the Company, so long as they are held by GNPK, Jefferies LLC, Holdings, or their respective permitted transferees. Additionally, for so long as the private placement

Warrants are held by Jefferies LLC or its designees or affiliates, they may not be exercised after November 27, 2025. GNPK, Jefferies LLC, Holdings and their respective permitted transferees have the option to exercise the private placement Warrants on a cashless basis. Except as described below, the private placement Warrants have terms and provisions that are identical to those of the public Warrants. If the private placement Warrants are held by holders other than the GNPK, Jefferies LLC, Holdings or their respective permitted transferees, the private placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in GPAC’s initial public offering.
If holders of the private placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the shares of the Company’s Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of the Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the GNPK, Jefferies LLC, Holdings or their respective permitted transferees is because, in the case of GNPK and its permitted transferees, it is not known at this time whether they will be affiliated with the Company following an initial business combination and, in the case of GNPK, Holdings and their respective permitted transferees, GNPK, Jefferies and Holdings agreed that the private placement Warrants purchased by Jefferies and issued to Holdings in connection with the closing of the Merger would have the same terms as the private placement Warrants purchased by GNPK. If GNPK or Holdings or any of their respective permitted transferees is affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects that it will have policies in place that prohibit insiders from selling the Company’s securities, except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if such insider is in possession of material nonpublic information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the Company’s Common Stock issuable upon such exercise freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise such Warrants on a cashless basis is appropriate.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the meeting, present in person, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the rules of any stock exchange upon which the Company’s securities are listed or provided by the Certificate of Incorporation, Bylaws or Certificate of Designation; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Company’s issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting or stockholders holding a majority in voting power of the shares of the Company’s capital stock, present in person or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Effects of The Company’s Certificate of Incorporation and Bylaws
The Company’s Certificate of Incorporation, Bylaws, Certificate of Designation, the investment agreements governing the Company’s Series A Convertible Preferred Stock and the DGCL contain provisions, which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s Board. These provisions are intended to avoid costly takeover battles, reduce the

Company’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that may result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
These provisions include:
•Classified Board: The Company’s Certificate of Incorporation provides that its Board be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. The Company’s Certificate of Incorporation also provides that, subject to any rights of holders of the Company’s Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Board.
•Stockholder Action by Written Consent: The Company’s Certificate of Incorporation will preclude stockholder action by written consent at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the Company’s stock entitled to vote generally in the election of directors.
•Special Meetings of Stockholders: The Company’s Certificate of Incorporation and Bylaws provides that, except as required by law, special meetings of the Company’s stockholders may be called at any time only by or at the direction of the Board or the chairman of the Board. The Company’s Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
•Advance Notice Procedures: The Company’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
•Removal of Directors; Vacancies: The Company’s Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the Company’s stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. In addition, the Company’s Certificate of Incorporation provides that, subject to the rights of any holders of the Company’s Common Stock under the Investor Rights Agreement, dated as of March 25, 2021, by and among GPAC, Holdings, GNPK, Genesis Park II LP and Jefferies LLC, and the rights granted to one or more series of the Company’s Preferred Stock then outstanding, at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the Company’s stock, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. If a member of the Board is appointed by Bain Capital pursuant to the Investment Agreement, dated October 28, 2022, by and between the Company and Bain Capital, and there is a vacancy on the Board resulting from the death, disability, resignation or removal of such director, Bain Capital shall be entitled to designate the director to fill such vacancy. Further, the Certificate of Designation provides that if dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for three or more dividend periods (whether or not consecutive) ending after the seven year and six month anniversary of the initial issue date, the holders of Series A Convertible Preferred Stock are entitled to vote for the election of two additional members to the Board.
•Supermajority Approval Requirements: The Company’s Certificate of Incorporation and Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and the Company’s Certificate of Incorporation. The Bylaws may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then-outstanding shares of stock entitled to vote on such amendment, repeal or adoption, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class. At any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of all outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, so long as AEI or Bain Capital satisfy the 25% Beneficial Ownership Requirement, without the affirmative vote or written consent of the Required Holders (as defined below), the Company may not amend, waive, alter or repeal any provision of the Company’s Certificate of Incorporation, Bylaws or comparable organizational documents in a manner that would adversely affect the Series A Convertible Preferred Stock or the rights, preferences or privileges of the Series A Convertible Preferred Stock. “Required Holders” means all of (a) Bain Capital (as long as the Bain Capital satisfies the 25% Beneficial Ownership Requirement), (b) AEI (as long as AEI satisfies the 25% Beneficial Ownership Requirement) and (c) in the event the Bain Capital does not constitute a Required Holder pursuant to clause (a) and AEI does not constitute a Required Holder pursuant to clause (b), the holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Company’s Certificate of Incorporation provides that at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the Company’s capital stock entitled to vote generally in the election of directors, the following provisions in the Company’s Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% (as opposed to a majority threshold that would apply if Holdings and its permitted transferees beneficially own, in the aggregate, 50% or more) in voting power of all the then-outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:
•the provision requiring a 66 2∕3% supermajority vote for stockholders to amend the Company’s Bylaws;
•the provisions providing for a classified board of directors (the election and term of the Company’s directors);

•the provisions regarding resignation and removal of directors;
•the provisions regarding entering into business combinations with interested stockholders;
•the provisions regarding stockholder action by written consent;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding filling vacancies on the Company’s Board and newly created directorships;
•the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
•the provision requiring exclusive forum in Delaware; and
•the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.
The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Because the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of its Common Stock and Preferred Stock will be available for future issuance without stockholder approval, subject to stock exchange rules, at the discretion of the Board. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or Preferred Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Company’s Common Stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The Company’s Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, a state court within the State of Delaware (or, if no state court within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on the Company’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, the Company’s Certificate of Incorporation or

Bylaws, (4) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine or (5) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided that for the avoidance of doubt, the forum selection provision that identifies a state court within the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of and to have consented to the provisions of the Company’s Certificate of Incorporation described above. Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the Company or its directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s Common Stock and Warrants is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.
Listing
The Company’s Common Stock and Warrants are listed on the NYSE under the symbols “RDW” and “RDW WS,” respectively.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of Redwire Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited annual accounts as of and for the year ended March 31, 2022 of Redwire Space NV (formerly known as QinetiQ Space NV) appearing in Redwire’s Form 8-K/A filed with the SEC on January 17, 2023 have been audited by RSM InterAudit BV, independent auditor, as set forth in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report upon the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is https://redwirespace.com/. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE
The registration statement of which this prospectus is a part of incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 31, 2023 (our “Annual Report”);
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 12, 2023;
•Our Current Reports on Form 8-K, filed on January 9, 2023, June 1, 2023 and June 7, 2023, and our Current Report on Form 8-K/A, filed on January 17, 2023;
•Our preliminary information statement on Schedule 14C, filed on June 8, 2023; and
•The description of our securities filed as an Exhibit 4.1 to our Annual Report, as amended by any subsequent amendment or any report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all applicable filings filed after the date of the initial registration statement (of which this prospectus forms a part) and prior to its effectiveness and all applicable filings filed after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Redwire Corporation
8226 Philips Highway, Suite 101, Jacksonville, Florida 32256
Attn: Investor Relations
Telephone: (650) 701-7722

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

	Amount to be Paid
SEC registration fee	$4,933	(1)
Accounting fees and expenses*	90,000
Legal fees and expenses*	525,000
Printing fees*	80,000
Miscellaneous fees and expenses*	60,025
Total*	$759,958
__________________
* Estimated solely for purposes of this Item. Actual expenses may vary.
(1)We have previously paid a $4,933 registration fee to the Securities and Exchange Commission in connection with the securities registered hereunder. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.
Discounts, concessions, commissions and similar selling expenses attributable to the resale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.
Item 15. Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.
We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers
Item 16. Exhibits

Exhibit No.	Description
4.1+
Registration Rights Agreement, dated April 14, 2022, by and between the Company and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2022).

5.1
Opinion of Kirkland & Ellis LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-264442) filed with the Securities and Exchange Commission on April 22, 2022).

10.1+
Common Stock Purchase Agreement, dated April 14, 2022, by and between the Company and B. Riley Principal Capital, LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2022).

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of RSM InterAudit BV.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-1 (File No. 333-264442) filed with the Securities and Exchange Commission on April 22, 2022).
__________________
+     Certain of the exhibits and the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
*Filed herewith

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on June 8, 2023.

REDWIRE CORPORATION

By:	/s/ Peter Cannito
Peter Cannito
President, Chief Executive Officer and Chairman
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Cannito	President, Chief Executive Officer and Chairman	June 8, 2023
Peter Cannito	(Principal Executive Officer)

/s/ Jonathan Baliff	Chief Financial Officer and Director	June 8, 2023
Jonathan Baliff	(Principal Financial Officer)

/s/ Chris Edmunds	Senior Vice President and Chief Accounting Officer	June 8, 2023
Chris Edmunds	(Principal Accounting Officer)

*	Director	June 8, 2023
John S. Bolton

*	Director	June 8, 2023
Louis R. Brothers

*	Director	June 8, 2023
Les Daniels

/s/ Michael J. Bevacqua	Director	June 8, 2023
Michael J. Bevacqua

*	Director	June 8, 2023
Kirk Konert

/s/ David Kornblatt	Director	June 8, 2023
David Kornblatt

*By:	/s/ Peter Cannito
Peter Cannito
Attorney-in-fact